LOAN AGREEMENT
This Loan Agreement (“Loan Agreement”), dated as of the Effective Date, between Erin Energy Corporation or its designated affiliate Erin Petroleum Nigeria Limited (“EPNL”) (collectively referred to herein as the “Borrower”) and James Street Capital Partners Limited, a company registered under the laws of the Federal Republic of Nigeria (the “Lender”).The Borrower wishes to obtain financing to fund the drilling of an exploration well in connection with Oil Mining License 120 in The Federal Republic of Nigeria held by EPNL (the “Project”), and the Lender has agreed, subject to the terms and conditions of this Loan Agreement, to provide such financing to the Borrower.
Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby agree as follows:

1.	DEFINITIONS

1.1.	“Advance” or “Advances” shall have the meaning specified in Section 2.1.1.

1.2.	“Advance Documentation” shall have the meaning specified in Section 4.1.7.

1.3.
“Applicable Law” shall mean, with reference to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

1.4.	“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

1.5.
“Bankruptcy Exceptions” shall mean limitations on, or exceptions to, the enforceability of an agreement against a Person due to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or the application of general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

1.6.	“Borrower” shall have the meaning assigned thereto in the preamble hereof.

1.7.
“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a Federal holiday or other day on which banks in Houston, Texas are permitted to close, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

1.8.	“Contractual Obligation” shall mean, as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

1.9.	“Default” shall mean an event that with the giving of notice or the passage of time or both, would become an Event of Default.

1.10.	“Designated Provider” shall mean a service provider, vendor or supplier for the Project.

1.11.	“Dollar” or “Dollars” shall mean lawful currency of the United States.

1.12.	“Effective Date” shall mean October 27, 2017.

1.13.
“Electronic Transmission” shall mean the delivery of information by electronic mail, facsimile or other electronic format acceptable to the Lender and Borrower. An “Electronic Transmission” shall be considered written notice for all purposes hereof.

1.14.	“EPNL” shall have the meaning assigned thereto in the preamble hereof.

1.15.	“Event of Default” shall have the meaning provided in Section 6.1.

1.16.	“Expiration Date” shall mean December 31, 2020.

1.17.
“Funding Date” shall mean the date on which the Lender funds an Advance in accordance with the terms hereof for a Requested Funding in response to a Notice of Borrowing, which shall be no later than three (3) Business Days following acceptance and approval of a Notice of Borrowing by Lender.

1.18.
“Governmental Authority” shall mean, with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

1.19.	“Interest Payment Date” shall mean the last Business Day of each calendar quarter, commencing upon completion of Project drilling phase but in no event later than March 31, 2018.

1.20.
“Interest Period” shall mean, with respect to any Advance, (i) initially, the period commencing on the Funding Date with respect to such Advance and ending on the calendar day prior to the next succeeding Interest Payment Date, and (ii) thereafter, each period commencing on an Interest Payment Date and ending on the calendar day prior to the next succeeding Interest Payment Date. Notwithstanding the foregoing, no Interest Period may end after the Maturity Date.

1.21.	“Lender” shall have the meaning assigned thereto in the preamble hereof.

1.22.
“LIBOR” shall mean with respect to each Advance, the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for Eurodollar deposits for a period equal to three months appearing on Reuters Screen LIBOR01 Page or if such rate ceases to appear on Reuters Screen LIBOR01 Page, on any other service providing comparable rate quotations at approximately 11:00 a.m., London time. LIBOR shall be determined on the Effective Date and reset on each Interest Payment Date.

1.23.
“Loan Documents” shall mean the (i) Loan Agreement, (ii) Note, together with all other such documentation entered into in connection with the transactions contemplated under such documents and to fully evidence and secure the Borrower’s obligations hereunder.

1.24.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower (b) the ability of the Borrower to perform any of its obligations under any of the Loan Documents (c) the validity or enforceability in any material respect of any of the Loan Documents, or (d) the rights and remedies of the Lender under any of the Loan Documents.

1.25.	“Maturity Date” shall mean the earlier of (i) the Expiration Date, or (ii) the occurrence of an Event of Default.

1.26.	“Maximum Loan Amount” shall mean Twenty-Million Dollars ($20,000,000) (U.S.).

1.27.
“Note” shall mean the promissory note provided for by Section 2.2.1 and in the form attached hereto as Exhibit A for the Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

1.28.	“Notice of Borrowing” shall mean the form described in Section 2.3.1 and in the form attached hereto as Exhibit B.

1.29.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

1.30.
“Post Default Rate” shall mean, in respect of any principal of any Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 12.00% per annum, plus the interest rate otherwise applicable to such Advance or other amount.

1.31.	“Principal Payment Date(s)” shall mean December 30, 2018, December 30, 2019, and December 30, 2020.

1.32.	“Project” shall have the meaning assigned thereto in the preamble hereof.

1.33.	“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

1.34.
“PXF Facility” means that certain “USD 100,000,000 Pre-Export Finance Facility Agreement” dated February 6, 2017 between The Mauritius Commercial Bank Limited, Erin Energy Corporation and Erin Petroleum Nigeria Limited, as amended, and all attachments, exhibits and ancillary documents and agreements appurtenant thereto.

1.35.	“Requested Funding” shall have the meaning specified in Section 2.1.1.

1.36.
“Requirements of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

1.37.
“Responsible Person” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, an individual so designated from time to time by such Person’s board of directors or, in the event any such officer is unavailable at any time he or she is required to take any action hereunder, “Responsible Person” shall include any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution (or equivalent); provided that the Lender is notified in writing of the identity of such Responsible Person.

1.38.	“Senior Debt” means the PXF Facility and the Zenith Facility.

1.39.	“Security” shall have the meaning specified in Section 2.7.

1.40.	“Security Agreement” shall mean the form of Security Agreement attached hereto as Exhibit D.

1.41.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

1.42.
“Warrant” shall mean that certain Warrant to Purchase Common Stock, dated as of October 27, 2017, issued by Borrower in favor of the Lender in the form set forth in the Warrant Agreement attached hereto as Exhibit C.

1.43.	“Warrant Agreement” shall mean the Warrant Agreement, dated October 27, 2017, by and between the Borrower and the Lender attached hereto as Exhibit C.

1.44.
“Zenith Facility” means that certain “Loan Agreement” dated August 3, 2016 between Zenith Bank PLC and Erin Petroleum Nigeria, as amended, and all attachments, exhibits and ancillary documents and agreements appurtenant thereto.

2.	ADVANCES, NOTE, PAYMENTS

2.1.	Advances.

2.1.1.
Advances; Requested Fundings. Lender agrees, on the terms and conditions of this Loan Agreement, to make loans (individually, an “Advance”; collectively, the “Advances”) to Borrower’s Designated Provider, in Dollars, as requested by Borrower pursuant to a Notice of Borrowing (a “Requested Funding”), in an aggregate principal amount up to but not exceeding the Maximum Loan Amount, within three (3) Business Days of approval of a Notice of Borrowing by Lender.

2.1.2.	Funding Dates. Lender shall fund Advances to Designated Providers in accordance with the terms hereof, within three (3) Business Days following approval of a Notice of Borrowing by Lender.

2.1.3.	Term Loans. Each Advance shall be a term loan.

2.2.	The Note.

2.2.1.
Form of Note. The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the “Note”), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Loan Amount as originally in effect and otherwise duly completed.

2.2.2.
Amount, Date, Interest Rate of Advances. The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the “Schedule of Loans” attached to the Note or any continuation thereof.

2.3.	Procedure for Borrowing.

2.3.1.
Form and Timing of Notice of Borrowing. The Borrower may request a borrowing to be made by delivering to the Lender a Notice of Borrowing substantially in the form of Exhibit B hereto (a “Notice of Borrowing”).

2.3.2.
Response to Notice of Borrowing. Upon the Borrower’s request for a borrowing pursuant to Section 2.3.1, the Lender shall, not later than 5:00 p.m. (Houston, Texas time) on the third Business Day following receipt of a Notice of Borrowing, notify Borrower of its approval or rejection of the Notice of Borrowing. Upon approval of a Notice of Borrowing, Lender shall make an Advance, in the amount requested, to the Designated Provider specified in the Notice of Borrowing. The Lender shall deliver the Advance to the Borrower’s designee, in immediately available funds, via wire transfer no later than three (3) Business Days following approval of a Notice of Borrowing by Lender.

2.4.	Repayment of Advances; Interest.

2.4.1.
Principal Payment Date; Maturity Date. On each Principal Payment Date, Borrower shall repay, an amount equal to one-third (1/3) of the aggregate principal amount of all Advances outstanding under the Note as of December 31, 2017. On the Maturity Date, the Borrower shall repay to the Lender the aggregate principal amount of all Advances which remain outstanding under the Note, if any, together with all interest thereon.

2.4.2.
Interest. Each Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to LIBOR plus five percent (5%), payable in arrears (i) on each Interest Payment Date in respect of the previous Interest Period, (ii) on the Maturity Date and (iii) on payment or prepayment of an Advance in whole or in part, in the amount of interest accrued on the amount paid or prepaid.

2.4.3.	Post Default Rate.

2.4.3.1.
Post Default Rate Generally. If all or a portion of any Advance, any interest payable on any Advance or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Post Default Rate, in each case from the date of such non-payment until such amount is paid in full.

2.4.3.2.
Post Default Rate; Default; Event of Default. Upon the occurrence and continuance of any Default or Event of Default, at the option of the Lender, all Advances, any fee or other amount payable hereunder shall bear interest at a rate per annum equal to the Post Default Rate, in each case from the date of such Default or Event of Default until such amount is paid in full (as well after as before judgment).

2.5.
Optional Prepayments. The Advances are prepayable without premium or penalty, in whole or in part at any time, in accordance herewith. Any amounts prepaid shall be applied (i) first, to pay accrued and unpaid interest and (ii) second, to repay the outstanding principal amount of any Advances until paid in full. If the Borrower intends to prepay an Advance in whole or in part from any source, the Borrower shall give two (2) Business Days’ prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $2,500,000 and in integral multiples of $500,000 thereafter.

2.6	Use of Proceeds. Borrower shall apply all proceeds of the Advances to directly fund the Borrower’s capital expenditures program in relation to the Project.

2.7
Security. This Agreement and the Note will be secured by a subordinated lien on Borrower’s interest in the northwest field located within OML 120/121 offshore Nigeria where the Project is located (the “Security”) in the manner described in the Security Agreement. Notwithstanding the foregoing, Borrower and Lender hereby acknowledge and agree that: (i) the Security Agreement will only be effective upon satisfaction of and/or subject to the subsequent conditions contained in this Section 2.7, (ii) the Security Agreement terms may be required to be altered or amended in order to comply with the terms of the PXF Facility and Zenith Facility, each as amended, (iii) the PXF Facility and Zenith Facility and the parties thereto may require the parties to enter into subordination or other similar or related types of agreements in order to comply with the terms thereof, and (iv) the Security will only be pledged and effective as of the date that the Borrower is no longer prohibited from pledging the Security under the PXF Facility and Zenith Facility.

3.	PAYMENTS

3.1.	Payments.

3.1.1.
In Dollars; Designated Account. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Loan Documents, shall be due as of the Interest Payment Date and Principal Payment Date, respectively, and made either, (i) in Dollars at the account set forth below on the date on which such payment shall be due: [LENDER DESIGNATED ACCOUNT INFORMATION], or (ii) at the sole option of Lender, in an equivalent amount of common stock shares of Erin Energy Corporation, in which case the share price shall be equal to the closing price per share of the Common Stock on the NYSE American determined as of the Effective Date of this Agreement.

3.1.2.
Payment and Pre-Payment of Interest in Common Stock Shares of Erin Energy Corporation. Borrower is a party to the PXF Facility. Under the terms of the PXF Facility no “Obligor” (as defined therein) (which includes Borrower) may “incur or allow to remain outstanding any Financial Indebtedness” other than “Permitted Financial Indebtedness” (as defined therein). “Permitted Financial Indebtedness” may not exceed $20,000,000 under the PXF Facility. In an effort to avoid a potential breach of the terms of the PXF Facility, Borrower desires to prepay interest in an equivalent amount of common stock shares of Erin Energy Corporation such that the outstanding principal and interest hereunder shall not exceed the Maximum Loan Amount at any time during the term hereof. Accordingly, notwithstanding anything in this Agreement to the contrary, Borrower, in order to avoid a potential breach of the terms of the PXF Facility, may, from time to time, prepay interest in an equivalent amount of common stock shares of Erin Energy Corporation, in which case the share price shall be equal to the closing price per share of the Common Stock on the NYSE American determined as of the Effective Date of this Agreement.

3.1.3.
Non-Business Days. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

3.2.
Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.	CONDITIONS PRECEDENT

4.1.
Requested Funding. The obligation of the Lender to make the initial Advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent or waiver of such conditions precedent by the Lender:

4.1.1.	Loan Agreement. The Lender shall have received this Loan Agreement, duly executed and delivered by a Responsible Person of the Borrower.

4.1.2.	Additional Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

4.1.2.1.	Note. The original Note, duly completed and executed; and

4.1.2.2.	Security Agreement. The Note will be secured pursuant to the terms of the Security Agreement and as described in Section 2.7 above.

4.1.2.3.	Loan Documents. Each additional Loan Document, if any, duly executed and delivered by a Responsible Person of each of the parties thereto.

4.1.3.	Notice of Borrowing. The Lender shall have received a duly executed Notice of Borrowing.

4.1.4.
Organizational Documents. The Lender shall have received a certificate of a Responsible Person of Borrower attesting to the validity of a good standing certificate and copies of the charter and by-laws (or equivalent documents) of such Person and of all corporate or other authority for such Person with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by such Person from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing to the contrary).

4.1.5.
Incumbency Certificate. The Lender shall have received an incumbency certificate of a secretary or assistant secretary of each Loan Party certifying the names, true signatures and titles of such Person’s representatives duly authorized to request an Advance hereunder, if applicable, and to execute the Loan Documents and the other documents to be delivered in connection therewith.

4.1.6.	Warrant Agreement. The Lender shall have received a duly executed copy of the Warrant Agreement in the form attached hereto as Exhibit D.

4.1.7.
Advance Documentation for Requested Funding. Each Requested Funding shall also be subject to receipt by Lender of an original copy (or certified copy) of the invoices, purchase orders, and/or authorizations for expenditure (AFE’s) (“Advance Documentation”) which are the subject of Advances made hereunder. Advance Documentation should contain the following information: (a) name of the invoicing party, and (b) reference of the underlying contract, (c) amount of the invoice in USD, and (d) evidence that the relevant invoice is payable by the relevant Borrower. In the event the Advance Documentation does not contain one or more of the aforementioned items, Borrower will take reasonable measures to provide Lender with alternative, supporting documentation.

5.	REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Lender that as of the Effective Date:

5.1.
Existence. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

5.2.
No Breach. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will (a) conflict with or result in a breach of (i) the charter, by laws, operating agreement or similar organizational document of Borrower, (ii) any Requirement of Law, (iii) any Applicable Law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, (iv) any material Contractual Obligation to which Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their Property is bound or to which any of them or any of their Property is subject, or (b) constitute a default under any such Contractual Obligation.

5.3.
Action, Binding Obligations. Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by Borrower of each of the Loan Documents has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the Bankruptcy Exceptions.

5.4.
Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by Borrower of the Loan Documents for the legality, validity or enforceability thereof.

6.	EVENTS OF DEFAULT.

6.1.	Events of Default. Each of the following events shall constitute an event of default (an “Event of Default”) hereunder:

6.1.1.	the Borrower shall default in the payment of any principal of or interest on any Advance when due and such default has not been remedied within the grace period of sixty (60) days; or

6.1.2.
any representation, warranty or certification made or deemed made herein or in any other Loan Document by Borrower, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

6.1.3.
Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

6.1.4.	Borrower shall fail to comply with any Applicable Laws, when such failure will result in a Material Adverse Effect on Borrower.

7.	REMEDIES

7.1.
Events of Default. Upon the occurrence and during the continuance of one or more Events of Default the Lender may immediately declare the principal amount of all Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and may thereupon exercise any remedies available to it at law and pursuant to the Loan Documents.

7.2.
Exercise. Except as otherwise provided in this Loan Agreement, the Lender shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Borrower.

8.	MISCELLANEOUS

8.1.
Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the other Loan Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) delivered to the intended recipient at the “Address for Notices” specified on the signatures.

8.2.
Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Lender and the Borrower and any provision of this Loan Agreement may be waived by the Lender.

8.3.	Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.4.	Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

8.5.
Counterparts and Facsimile. This Loan Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Loan Agreement, any documents to be delivered pursuant to this Loan Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

8.6.
Governing Law. This Loan Agreement shall be construed in accordance with the laws of the State of Texas, without regard to any rule of conflicts of law that would result in the application of the substantive law of any jurisdiction other than the State of Texas.

8.7.	Submission to Jurisdiction; Waivers. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

8.7.1.
SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY COURT OF HARRIS COUNTY, TEXAS;

8.7.2.
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

8.7.3.
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HAVE BEEN NOTIFIED; AND

8.7.4.	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

8.8.
Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.9.	Acknowledgements. Each party hereby acknowledges that:

8.9.1.	it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents to which it is a party; and

8.9.2.	no joint venture exists among or between the Lender and Borrower.

8.10.
Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If any provision of any Loan Document shall be held invalid or unenforceable (in whole or in part) as against Borrower, then such Loan Document shall continue to be enforceable against Borrower without regard to any such invalidity or unenforceability.

8.11.
Entire Agreement. This Loan Agreement and the other Loan Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of the Lender.

[SIGNATURE PAGE FOLLOWS]

LENDER BORROWER

Notice Address: Notice Address:

Plot 1649, Olosa Street 1330 Post Oak Boulevard, Suite 2250
Victoria Island Houston, Texas 77056
L'lgos, Nigeria

Notice Address:
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056

EXHIBIT A
FORM OF NOTE
[LOAN AMOUNT]
[DATE]
FOR VALUE RECEIVED, [BORROWER], a [BORROWER ENTITY TYPE AND JURISDICTION] (the “Borrower”), hereby promises to pay to the order of JAMES STREET CAPITAL PARTNERS LIMITED(the “Lender”), at the principal office of the Lender in [ADDRESS] in lawful money of the United States, and in immediately available funds, the principal sum of [LOAN AMOUNT] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of the such Advance until such Advances shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.
The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the “Schedule of Loans” attached hereto or any continuation thereof.
This Note is the Note referred to in the Loan Agreement dated as of [DATE], 2017 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), between the Borrower and James Street Capital Partners Limited as Lender, and evidences the Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.
The Borrower, and any indorsers or guarantors hereof, (a) severally waive presentment, protest and demand, dishonor and nonpayment of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and (c) expressly agree that it will be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.
The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Note or the Loan Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any court of Harris County in the State of Texas. The Borrower consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Loan Agreement or at such other address of which the Lender shall have been notified.
This Note shall be construed in accordance with the laws of the State of Texas without regard to any rule of conflicts of law that would result in the application of the substantive law of any jurisdiction other than the State of Texas.
ERIN ENERGY CORPORATION

BY:______________________________
Femi Ayoade, CEO

SCHEDULE OF LOANS
This Note evidences the Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

LOAN GRID

Date of Advance and Rate	Advance Amount	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Payee	Payee Account	Notes
Funding Date ___%	TBD

EXHIBIT B
FORM OF NOTICE OF BORROWING

[insert date]

JAMES STREET CAPITAL PARTNERS LIMITED
[ADDRESS]

Ladies/Gentlemen:

Reference is made to the Loan Agreement, dated as of October 27, 2017 (the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), between [BORROWER] (the “Borrower”) and James Street Capital Partners Limited as Lender (the “Lender”).

In accordance with Section 2.3.1 of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make an Advance to the following part[y/ies] on [DATE]:

DESIGNATED PROVIDER	AMOUNT	DETAILS	SUPPORT
Vendor Company	$_,___,___.__	Payment for _ services Payment Instructions: ABC Bank Account Number Bank Code Other Bank information	See attached __ in support of request
Vendor Company	$_,___,___.__	Payment for _ services Payment Instructions: ABC Bank Account Number Bank Code Other Bank information	See attached __ in support of request
Vendor Company	$_,___,___.__	Payment for _ services Payment Instructions: ABC Bank Account Number Bank Code Other Bank information	See attached __ in support of request

Very truly yours,

ERIN ENERGY CORPORATION

BY:______________________________
[NAME, TITLE]

EXHIBIT C
WARRANT AGREEMENT

THIS AGREEMENT, dated as of this 27th day of October by and between Erin Energy Corporation (the “Borrower”) and James Street Capital Partners Limited (the “Lender”).

WHEREAS, the Borrower has entered into a Loan Agreement, dated as of the date hereof (the “Loan Agreement”), with the Lender pursuant to which the Lender has agreed, subject to the terms and conditions of such Loan Agreement, to provide financing to the Borrower;

WHEREAS, as additional consideration for the Lender to enter into the Loan Agreement, the Borrower has agreed to issue a warrant to purchase common stock of the Borrower (the “Warrant”) to the Lender in the form attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

1	Issuance of Warrants; Additional Note; Closing

1.1	Issuance. On the terms and subject to the conditions set forth in this Agreement, the Borrower agrees to issue to the Lender, on the Closing Date (as hereinafter defined), the Warrant.

1.2
Number of Shares; Exercise Price. The holder of the Warrant is entitled, upon the terms and subject to the conditions set forth in the Warrant and hereinafter set forth, to acquire from the Borrower, pursuant to the Warrant, up to an aggregate of the number of fully paid and nonassessable shares of the common stock of the Borrower (the “Common Stock”) equal to 100% of the Maximum Loan Amount (as defined in the Loan Agreement) divided by the Exercise Price. “Exercise Price” shall be equal to the closing price per share of the Common Stock on the NYSE American determined as of the Closing Date (as defined in the Loan Agreement) (the “Exercise Price”).The number of shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the Exercise Price are subject to adjustment as provided in the Warrant, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein, shall be deemed to include any such adjustment or series of adjustments.

1.3	Closing.

1.3.1	On the terms and subject to the conditions set forth in this Agreement, the Borrower shall issue the Warrants (the “Closing”) within three Business Days of the Closing Date.

1.3.2
Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.3, at the Closing the Borrower will deliver the Warrant as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided.

Article II

2	Representations and Warranties of the Borrower

2.1
The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”). The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable.

2.2	Authorization, Enforceability.

2.2.1
The Borrower has the corporate power and authority to execute and deliver the Warrant and to carry out its obligations thereunder (which includes the issuance of the Warrant and Warrant Shares). The execution, delivery and performance by the Borrower of the Warrant and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Borrower and its stockholders, and no further approval or authorization is required on the part of the Borrower. This Agreement is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Bankruptcy Exceptions.

2.2.2
The execution, delivery and performance by the Borrower of the Warrant and the consummation of the transactions contemplated thereby and compliance by the Borrower with the provisions thereof, will not, except as otherwise provided herein, (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Borrower or any Borrower Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Borrower or any Borrower Subsidiary is a party or by which it or any Borrower Subsidiary may be bound, or to which the Borrower or any Borrower Subsidiary or any of the properties or assets of the Borrower or any Borrower Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Borrower or any Borrower Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Borrower Material Adverse Effect.

2.2.3
Other than any current report on Form 8-K required to be filed with the Securities and Exchange Commission (the “SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Borrower in connection with the issuance of the Warrant or Warrant Shares except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Borrower Material Adverse Effect. The issuance of the Warrants and the Warrant Shares does not require the approval of the stockholders of the Borrower.

2.2.4
Offering of Securities. Neither the Borrower nor any person acting on its behalf has taken any action (including any offering of any securities of the Borrower) under circumstances which would require the integration of such offering with the offering of any of the Warrants or Warrant Shares under the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations of the SEC promulgated thereunder, which might subject the offering, issuance or sale of any of the Warrant or Warrant Shares to Lender pursuant to this Agreement to the registration requirements of the Securities Act.

Article III

3	Covenants

3.1
Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

3.2
Expenses. Unless otherwise provided in this Agreement or the Warrant, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement and the Warrant, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.3
Sufficiency of Authorized Common Stock; Exchange Listing. During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Borrower shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Borrower from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Common Stock which are held in the treasury of the Borrower. As soon as reasonably practicable following the Closing, the Borrower shall, at its expense, cause the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

Article IV

4	Additional Agreements

4.1
Purchase for Investment. The Lender acknowledges that the Warrant and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Lender (a) is acquiring the Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of the Warrant or any of the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the purchase and of making an informed investment decision , and (d) is an “accredited investor” as such term is defined in Section 501 of the Securities Act, and/or is not a “US Person” within the meaning of Regulation S promulgated under the Securities Act and the transaction relating hereto otherwise complies with Regulation S.

4.2	Legends.

4.2.1	The Lender agrees that all certificates or other instruments representing the Warrant and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

4.2.2	The Lender agrees that all certificates or other instruments representing the Warrant will also bear a legend substantially to the following effect:

“THIS INSTRUMENT IS ISSUED SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.”

4.2.3
In the event that any Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Borrower shall issue new certificates or other instruments representing such Warrant Shares, which shall not contain the applicable legend in Section 4.2(a) above; provided that the Lender surrenders to the Borrower the previously issued certificates or other instruments and an opinion of counsel in connection therewith reasonably acceptable to the Borrower. Upon Transfer of all or a portion of the Warrant in compliance with Section 4.3 below, the Borrower shall issue new certificates or other instruments representing the Warrant, which shall contain the applicable legends in Section 4.2(a) above; provided that the Lender surrenders to the Borrower the previously issued certificates or other instruments and an opinion of counsel in connection therewith reasonably acceptable to the Borrower.

4.3
Transfer of Warrant Shares; Restrictions on Exercise of the Warrant. Subject to compliance with applicable securities laws, the Lender shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Warrant Shares at any time, and the Borrower shall take all steps as may be reasonably requested by the Lender to facilitate the Transfer of the Warrant Shares. Notwithstanding anything to the contrary, as a condition to the effectiveness of each Transfer of the Warrant (in whole or in part), each Person to whom or which the Warrant is Transferred shall have agreed in writing with the Borrower that the Warrant shall remain subject to all rights provided under Section 4.6.

4.4	Reserved.

4.5	Voting of Warrant Shares. Notwithstanding anything in this Agreement to the contrary, the Lender shall not exercise any voting rights with respect to the Warrant Shares.

4.6	Repurchase of Securities.

4.6.1
Following the repayment in whole of all loans made to the Borrower under the Loan Agreement, the Borrower may repurchase, in whole or in part, at any time (i) any Common Stock of the Borrower purchased by the Lender pursuant to this Agreement or the Warrant and then held by the Lender and (ii) the Warrant, upon notice given as provided in clause (b) below, at the Fair Market Value (as defined below) of the Warrant or such Common Stock, as applicable.

4.6.2
Notice of every repurchase of (a) Common Stockof the Borrower held by the Lender (“Borrower Common Stock”) or (b) the Warrant, shall be given at the address and in the manner set forth for such party in Section 5.6. Each notice of repurchase given to the Lender shall state: (i) the number and type of securities to be repurchased, (ii) the Board of Director’s determination of Fair Market Value of such securities and (iii) the place or places where certificates representing such securities are to be surrendered for payment of the repurchase price. The repurchase of the securities specified in the notice shall occur as soon as practicable following the determination of the Fair Market Value of the securities. “Fair Market Value” means, with respect to (a) each share of Borrower Common Stock, the average of the last five (5) Closing Sales Prices of the Common Stock on the five (5) Trading Days immediately prior to the date of determination; and (b) the Warrant, the number of shares of Common Stock issuable upon full exercise hereof, as of such applicable date of determination, multiplied by the average of the last five (5) Closing Sales Prices of the Common Stock on the five

(5) Trading Days immediately prior to the date of determination, less the aggregate Exercise Price payable to the Borrower in connection with the exercise of the portion of the Warrant purchased, with such Exercise Price payable in cash. “Closing Sales Price” means the last sales price of the Borrower’s Common Stock on the Principal Market as reported by NASDAQ.com (or a comparable reporting service of national reputation)(collectively, “NASDAQ.com”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by NASDAQ.com, or, if no such price is reported for such security by NASDAQ.com, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by OTC Markets, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date that was a Trading Day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by the Borrower in good faith. “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Lender. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, OTCQB, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing)..

Article V

5	Miscellaneous

5.1	Termination. This Agreement may be terminated at any time prior to the Closing:

5.1.1
by either the Lender or the Borrower in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

5.1.2	by the mutual written consent of the Lender and the Borrower.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2
Survival of Representations and Warranties. The representations and warranties of the Borrower and Lender made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

5.3
Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

5.4
Waiver of Conditions. The conditions to each party’s obligation to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.5
Governing Law: Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the law of the State of Texas applicable to contracts made and to be performed entirely within such State, without regard to any rule of conflicts of law that would result in the application of the substantive law of any jurisdiction other than the State of Texas. Each of the parties hereto hereby and irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Warrant or the transactions contemplated hereby or thereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction and venue of any court of Harris County in the State of Texas (b) consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 5.6 or at such other address of which the Lender shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. To the fullest extent permitted by applicable law, each of the parties hereto hereby unconditionally waives any and all rights to trial by jury in any legal proceeding relating to this Agreement or the Warrant or the transactions contemplated hereby or thereby.

5.6
Notices. Any notice, request, instruction or other communications provided for herein by any party to the other shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) and will be deemed to have been duly given when transmitted by telecopier or Electronic Transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided in the Loan Agreement.

5.7	Definitions.

5.7.1
When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

5.7.2
The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

5.7.3
The term “Borrower Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Borrower and its consolidated subsidiaries taken as a whole.

5.7.4	The term “Borrower Subsidiary” means a subsidiary of the Borrower.

5.7.5	The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Borrower’s stockholders.

5.7.6
The term “Electronic Transmission” shall mean delivery of information by electronic mail, facsimile or other electronic format acceptable to the Lender. An Electronic Transmission shall be considered written notice for all purposes hereof.

5.7.7	The term “Governmental Entity” means any United States and other governmental, regulatory or judicial authority.

5.7.8	Any capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

5.8
Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale or (b) as otherwise provided herein, which assignments shall not require the consent of Lender.

5.9	Severability. If any provision of this Agreement or the Warrant, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid,

void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.10
No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Borrower and the Lender any benefit, right or remedies.

LENDER	BORROWER
James Street Capital Partners Limited	Erin Energy Corporation

By:_______________________	By:_______________________
[NAME, TITLE]	Femi Ayoade, CEO

EXHIBIT A
to Warrant Agreement

FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS.
COMMON STOCK PURCHASE WARRANT

Warrant No. __	Number of Shares: __,___ shares
Common Stock
ERIN ENERGY CORPORATION
Effective as of [DATE], 2017
Void after December 31st, 2019
1. Issuance. This Common Stock Purchase Warrant (the “Warrant”) is issued to James Street Capital Partners Limited, a company incorporated in the Republic of Nigeria, by Erin Energy Corporation, a Delaware corporation (hereinafter with its successors called the “Company”).
2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $_.__ (the “Purchase Price”), up to a maximum of __,___ fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value (the “Common Stock” and the shares of Common Stock issuable upon exercise hereof, the “Warrant Shares”). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.
3. Payment of Purchase Price. The Purchase Price may be paid in cash or by check.
4. Cashless Exercise Election. In the event the resale of the Warrant Shares are not registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the cashless exercise election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X=	Y (A-B)
A

where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the cashless exercise election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Common Stock as determined at the time the cashless exercise election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the cashless exercise election is made pursuant to this Section 4.

“Fair Market Value” of a share of Common Stock as of the date that the cashless exercise election is made (the “Determination Date”) shall mean:
(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending two trading days prior to the Determination Date;
(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending two trading days prior to the Determination Date; and
(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.
5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.
6. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.
7. Expiration Date. This Warrant shall expire (the “Expiration Date”) at the close of business on December 31st, 2019.
8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.
9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. [Reserved.]
11. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the cashless exercise election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.
12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
13. Notices of Record Date, Etc. In the event of:
(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;
(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or
(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.
14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:
(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.
(b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d) Except as set forth in the Company’s filings with the U.S. Securities and Exchange Commission, there are no outstanding (i) options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or (ii) contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or (iii) options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the Company or any of its subsidiaries as a result of this Warrant or the exercise thereof.
15. Amendment. The terms and provisions of this Warrant may be amended, modified or waived only by a written instrument duly executed by the Company and the Holder.
16. Representations and Covenants of the Holder. This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:
(a) Investment Purpose. The right to acquire Common Stock contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.
(b) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933Act”), and/or is not a “US Person” within the meaning of Regulation S promulgated under the 1933 Act and the transaction relating hereto otherwise complies with Regulation S.
(c) Private Issue. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the grounds that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 16.
(d) Financial Risk. The Holder has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment. The Holder has not relied upon any representations, warranties or agreements by the Company or any of its affiliates, other than those expressly set forth in this Common Stock Purchase Warrant. The Holder acknowledges that an investment in the Company is speculative and involves a high degree of risk. The Holder is able to bear the economic risk of holding its investment for an indefinite period of time and can afford to suffer a complete loss of its investment. The Holder is not relying on the Company or any of its representatives for legal, investment, tax or other advice.
(e) Stockholder Rights. Unless otherwise specified herein or in another agreement between the Company and Holder, until exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

17.	Notices, Transfers, Etc.
(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.
(b) Subject to compliance with Section 18 below and the applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, and a legal opinion relating thereto, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the

Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

18.	Transfer of Shares.
(a) “Restricted Shares” means (a) this Warrant, (b) the shares of Common Stock issued or issuable upon exercise of this Warrant, and (c) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the 1933 Act, Section 4(1) of the 1933 Act or Rule 144 under the 1933 Act or (y) at such time as they become eligible for sale under Rule 144 under the 1933 Act.
(b) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company if requested by the Company or its transfer agent, to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act.
(c) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Holder to an Affiliated Party (as such term is defined below) of the Holder, (ii) a transfer by the Holder which is a partnership to a partner of such partnership; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 19 to the same extent as if it were the original Holder hereunder, or (iii) a transfer made in accordance with Rule 144 under the 1933 Act. For purposes of this Agreement “Affiliated Party” shall mean, with respect to Holder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with Holder, including, without limitation, any general partner, officer, manager or director of Holder and any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company as, Holder.
(d) Each certificate representing Restricted Shares shall bear a legend substantially in the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”
The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the 1933 Act.
(e) The Holder shall have certain registration rights with respect to the Common Stock issued or issuable hereunder. The registration rights will be defined in a registration rights agreement between the Holder and the Maker.
19. No Impairment. The Company will not, without the prior written consent of the Holder by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.
20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Texas.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.
22. Business Days. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in Texas, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.
23. Repurchase Rights. This Warrant and the shares of Common Stock issuable upon exercise hereof are subject to certain repurchase rights as described in the Warrant Agreement which this Warrant forms Exhibit A.

ERIN ENERGY CORPORATION		JAMES STREET CAPITAL PARTNERS LIMITED
By:		By:
	Femi Ayoade, CEO	Name:
Title:

NOTICE OF EXERCISE

TO:    ERIN ENERGY CORPORATION

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)Payment shall take the form of (check applicable box):
[ ] in lawful money of the United States; or
[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 4, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 4.
(3)Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:______________________________________________________
Signature of Authorized Signatory of Investing Entity:________________________________
Name of Authorized Signatory:__________________________________________________
Title of Authorized Signatory: __________________________________________________
Date: ______________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:_____________________________

Holder’s Address:_____________________________
_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D
FORM OF SECURITY AGREEMENT
SECURITY AGREEMENT
This SECURITY AGREEMENT (the “Agreement”) is made and entered into as of October 27, 2017 by and among James Street Capital Partners Limited (the “Secured Party”) and Erin Energy Corporation (“Erin”) and its affiliate Erin Petroleum Nigeria Limited (“EPNL”). Erin and EPNL are collectively referred to herein as the “Debtor”.
WITNESSETH:
WHEREAS, pursuant to the provisions of a Term Loan Agreement dated as of the date hereof, between the Debtor and the Secured Party (the “Loan Agreement”) and that certain Promissory Note contained therein, the Secured Party has agreed to lend to the Debtor, and Debtor has agreed to borrow from the Secured Party Twenty Million U.S. Dollars ($20,000,000) under certain terms and conditions set forth in the Loan Agreement; and
WHEREAS, pursuant to the provisions of the Loan Agreement, the Debtor has also agreed to provide certain collateral to secure the Debtor’s Obligations (as defined below) to the Secured Party pursuant to the Loan Agreement;
NOW, THEREFORE, in consideration of the foregoing and of the covenants set forth herein, the Secured Party and the Debtor hereby agree as follows.
ARTICLE I
COLLATERAL

1.1
Grant and Description. As security for the Debtor’s obligations under the Loan Agreement, the Debtor hereby grants to the Secured Party a continuing security interest in all of the Debtor’s right, title and interest in, to and under all of the property of Debtor listed and described in Exhibit A attached hereto (the “Collateral”); provided, however, such security interest shall be subordinated to the security interest granted to the holders of the Senior Debt (as defined in the Loan Agreement). Notwithstanding the foregoing, such grant of a security interest shall not extend to, and the term “Collateral” shall not include any rights in any general intangibles representing rights under agreements between the Debtor and any other party, which are now or hereafter held by the Debtor.

1.2
Financing Statements; Further Assurances. The Debtor hereby authorizes the Secured Party to file, transmit, or communicate, as applicable financing statements in order to perfect the Secured Party’s security interest in the Collateral; provided, however, such security interest shall be subordinated to the security interest granted to the holders of the Senior Debt.

ARTICLE II
OBLIGATIONS SECURED

2.1
Obligations Secured. The Collateral and the power of collection pertaining thereto shall secure the prompt and complete performance and repayment of any and all loans, advances or other obligations made by Secured Party to Debtor pursuant to the Loan Agreement (collectively the “Obligations”).

ARTICLE III
DUTIES OF THE DEBTOR REGARDING COLLATERAL

3.1	Duties of the Debtor Regarding Collateral. At all times hereafter the Debtor agrees that it shall:

(a)	Preserve the Collateral;

(b)	Keep the Collateral free and clear at all times of all other security interests, liens, or encumbrances of any kind, except Permitted Liens;

(c)
Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Secured Party’s security interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person (except with respect to the Senior Debt and Permitted Liens); and

(d)	Promptly notify the Secured Party of any material change in any fact or circumstance warranted or represented by the Debtor herein or furnished in connection herewith to the Secured Party.
3.2    “Permitted Liens” means the following:
(a)    liens for taxes not yet payable;
(b)    security interests existing as of the date hereof evidencing the Senior Debt;

(c)	security interests being terminated substantially concurrently with this Agreement and liens created hereunder;

(d)	liens of materialmen, mechanics, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

(e)	liens incurred in connection with the extension, renewal, restructuring or refinancing of existing indebtedness;

(f)	liens in favor of customs, revenue and regulatory authorities; or

(g)	liens consented to in writing and in advance by the Secured Party.

ARTICLE IV
EVENTS OF DEFAULT

4.1	Defined. The occurrence of any of the following events shall constitute an event of default under this Agreement (an “Event of Default”):

(i)
The failure of the Debtor to perform or comply with any act, duty or obligation required to be performed under this Agreement or the Loan Agreement if such failure is not remedied within sixty (60) days following receipt by Debtor of notice of such failure from Secured Party; or

(ii)
If any of the representations or warranties of the Debtor set forth in this Agreement shall prove to have been incorrect when made, or if they become incorrect, if not cured within sixty (60) days of notice from Secured Party of such event.

4.2
Rights and Remedies Upon Default. If an Event of Default shall have occurred hereunder, the Secured Party may, at its sole option, without notice or demand, declare the Obligations to be immediately due and payable.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.1    Warranties. The Debtor represents and warrants:

(a)	That it is the owner of and, subject to the lien of the holders of the Senior Debt and other Permitted Liens, has good and marketable title to the Collateral secured hereby; and

(b)
That it has the authority and capacity to perform its obligations hereunder, and this Agreement, when executed and delivered, will be the valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject only to the following qualifications:

(i)	certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law, and

(ii)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Debtor).

ARTICLE VI
WAIVERS

6.1
Waivers. The Debtor acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly and intelligently waives any right to require the Secured Party to (a) proceed against any person, (b) proceed against any other collateral under any other agreement, (c) pursue any other remedy available to the Secured Party, and (d) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

6.2	Waiver of Defense. The Debtor waives any defense which it may have to the exercise by Secured Party of its rights under this Agreement, other than payment in full of the Obligations.

ARTICLE VII
MISCELLANEOUS

7.1
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Secured Party:
James Street Capital Partners Limited
[______________________]
[______________________]
[______________________]
[______________________]

If to the Debtor:
Erin Energy Corporation
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronic mail or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or (iii) above, respectively.

7.2
Fees and Expenses. On demand by Secured Party, without limiting any of the terms of the Loan Agreement, Debtor shall pay all reasonable fees, costs, and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Secured Party in connection with (a) filing or recording any documents (including all taxes in connection therewith) in public offices; and (b) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Collateral or defending or prosecuting any actions or proceedings arising out of or related to the Collateral.

7.3
No Waiver. No course of dealing between Debtor and Secured Party, nor any failure to exercise nor any delay in exercising, on the part of Secured Party, any right, power, or privilege under this Agreement, the Debenture, or under the Purchase Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement, the Loan Agreement or any other agreement by Secured Party shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by Secured Party.

7.4
Rights Are Cumulative. All of Secured Party’s rights and remedies with respect to the Collateral whether established by this Agreement, the Loan Agreement or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

7.5
Indemnity. Debtor shall protect, defend, indemnify, and hold harmless Secured Party and Secured Party’s officers, agents and assigns from all liabilities, losses, and costs (including, without limitation, reasonable attorneys’ fees) incurred or imposed on Secured Party relating to the matters in this Agreement, including, without limitation, in connection with Secured Party’s defense of any action brought by a third party against Secured Party relating to this Agreement or any of the Collateral, but otherwise not arising from Secured Party’s gross negligence or willful misconduct.

7.6
Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

7.7
Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Loan Agreement. This Agreement, the Loan Agreement and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement. Notwithstanding anything contained herein to the contrary, this Agreement is subject and subordinate to the Loan Agreement and, in the event of any conflict between the terms of this Agreement and the Loan Agreement, the Loan Agreement shall govern.

7.8
Successors. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Debtor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of Secured Party, except as specifically permitted hereby.

7.9
Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS. ALL DISPUTES BETWEEN THE DEBTOR AND SECURED PARTY, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN HOUSTON, TEXAS AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT SECURED PARTY SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE DEBTOR OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY SECURED PARTY IN GOOD FAITH TO ENABLE SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY. THE PARTIES WAIVE ANY OBJECTION TO THE FORUM DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

7.10
Waiver of Right to Jury Trial. SECURED PARTY AND DEBTOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SECURED PARTY AND DEBTOR; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF SECURED PARTY OR DEBTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SECURED PARTY OR DEBTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

7.11	Capitalized Terms. All terms capitalized herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Debtor and the Secured Party have duly executed this Security Agreement as of the day and year first written above.

SECURED PARTY:
JAMES STREET PARTNERS I, LLC
By: _______________________________            Name: ______________________________
Title: _______________________________
DEBTOR:
ERIN ENERGY CORPORATION
By:
Femi Ayoade, CEO

ERIN PETROLEUM NIGERIA LIMITED
By:
Dippo Bello, Authorized Person

EXHIBIT A
COLLATERAL

Copies of OML 120/121 documents attached.